SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - February 3, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On January 17, 2012, AK Steel Holding Corporation (“AK Steel”) filed a Current Report on Form 8-K updating the risk factors relating to the company that previously had been disclosed in various periodic and annual reports of AK Steel filed with the Securities and Exchange Commission. One such updated risk factor discussed potential risks to AK Steel's grain-oriented electrical steel (“GOES”) business as a result of United States Department of Energy (“DOE”) proposed revised energy efficiency standards for certain electrical distribution transformers. This Current Report on Form 8-K provides an update to AK Steel's disclosure on that subject.
On February 1, 2012, the DOE released its proposed revised energy efficiency standards. The DOE's proposed new standards are subject to public comments and will not become final until October 1, 2012. Subject to the possibility of legal challenges, those final rules then would become effective in January 2016.
Many of the manufacturers of the transformers subject to the proposed new standards are customers of AK Steel. Based upon current market pricing, the new efficiency standards, as proposed, are not expected to have a significant impact on the overall competitiveness of GOES for use in distribution transformers. In fact, with respect to some types of distribution transformers, the new standards have the potential for increasing the market for GOES. It is anticipated, however, that certain interested parties will advocate in their public comments before the rules become final that the efficiency standards should be raised from the levels established by the standards currently proposed by the DOE and may file litigation to challenge the new standards before they become effective. There thus is a risk that the DOE, on its own or pursuant to court order, may change the currently proposed efficiency standards in a way that could reduce the competitiveness of GOES for use in certain electrical distribution transformers. If that were to occur, it would result in a decrease in the available market for GOES products. The timing of any such change, if it were to occur, is unlikely to be before at least 2016 and AK Steel will vigorously oppose any change that would negatively impact the available market for its GOES products. AK Steel also will work diligently in the interim to engage in research and development to minimize any such impact from the new efficiency standards, as currently proposed or as modified, on the available market for its GOES products.
On February 3, 2012, AK Steel issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, regarding the DOE's proposed revised energy efficiency standards.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on February 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: February 3, 2012